UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 11, 2018

PASSUR AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

0-7642	11-2208938
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1900
Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

203-622-4086
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders

At the 2018 Annual Meeting of Shareholders of PASSUR Aerospace, Inc. (the "Company") held on April 11, 2018, the shareholders elected each of the Company's nominees for director to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Shareholders also ratified the Audit Committee's appointment of BDO USA, LLP to serve as the Company's independent registered public accounting firm for the Company's 2018 fiscal year. Set forth below are the voting totals as provided by an independent inspector of elections for the Annual Meeting:

1) Election of Directors

Name	For	Withheld	Broker Non-Vote
G.S. Beckwith Gilbert	5,359,426	242,487	1,225,922
James T. Barry	5,359,426	242,487	1,225,922
Paul L. Graziani	5,320,116	281,797	1,225,922
Kurt J. Ekert	5,320,251	281,662	1,225,922
Richard L. Haver	5,320,116	281,797	1,225,922
Robert M. Stafford	5,320,251	281,662	1,225,922
Ronald V. Rose	5,359,561	242,352	1,225,922
Michael Schumaecker	5,359,561	242,352	1,225,922

At the Annual Meeting, each of the foregoing nominees was elected as a director to hold office until the 2019 Annual Meeting or until his respective successor is duly elected and qualified.

2) To ratify the Audit Committee's appointment of BDO USA, LLP to serve as the Company's independent registered public accounting firm for the 2018 fiscal year.

For	Against	Abstain	Broker Non-Vote
6,826,966	1,691	1,500	0
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.

By:	/s/ Louis J. Petrucelly
Name:	Louis J. Petrucelly

Title:	Senior Vice President, Chief Financial
Officer, Treasurer and Secretary

Date:  April 13, 2018